Exhibit 3
Certificate of Secretary
ALLIANZ FUNDS MULTI-STRATEGY TRUST (“MST”)
ALLIANZ GLOBAL INVESTORS MANAGED ACCOUNTS TRUST (“AGIMAT”)
PREMIER VIT (“VIT”)
NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND (“NFJ”)
NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND (“NCV”)
NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND II (“NCZ”)
NICHOLAS-APPLEGATE EQUITY & CONVERTIBLE INCOME FUND (“NIE”)
NICHOLAS-APPLEGATE GLOBAL EQUITY & CONVERTIBLE INCOME FUND (“NGZ”)
NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND (“NAI”)
PCM FUND, INC. (“PCM”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND (“PCQ”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND II (“PCK”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND III (“PZC”)
PIMCO CORPORATE INCOME FUND (“PCN”)
PIMCO CORPORATE OPPORTUNITY FUND (“PTY”)
PIMCO FLOATING RATE INCOME FUND (“PFL”)
PIMCO FLOATING RATE STRATEGY FUND (“PFN”)
PIMCO GLOBAL STOCKSPLUS & INCOME FUND (“PGP”)
PIMCO HIGH INCOME FUND (“PHK”)
PIMCO INCOME OPPORTUNITY FUND (“PKO”)
PIMCO MUNICIPAL ADVANTAGE FUND INC. (“MAF”)
PIMCO MUNICIPAL INCOME FUND (“PMF”)
PIMCO MUNICIPAL INCOME FUND II (“PML”)
PIMCO MUNICIPAL INCOME FUND III (“PMX”)
PIMCO NEW YORK MUNICIPAL INCOME FUND (“PNF”)
PIMCO NEW YORK MUNICIPAL INCOME FUND II (“PNI”)
PIMCO NEW YORK MUNICIPAL INCOME FUND III (“PYN”)
PIMCO STRATEGIC GLOBAL GOVERNMENT FUND INC. (“RCS”)
(collectively, the “Funds”)
Regarding Fidelity Bond
     The undersigned, being the duly elected, qualified and acting Secretary of the above referenced Funds, each a business trust organized under the laws of the Commonwealth of Massachusetts (except PCM and RCS) which are Maryland Corporations), hereby certifies that attached hereto is a true and complete copy of resolutions that were approved in substantially the form attached hereto by the Board of Trustees of the Funds at meetings held on June 16-17, 2009 and September 9-10, 2009, at which a quorum was present and voted in favor thereof, and that said resolutions have not been revoked or amended and are now in full force and effect.
     IN WITNESS WHEREOF, the undersigned has executed this certificate as Secretary of the above mentioned Funds on this 27th day of October, 2009.
/s/ Thomas J. Fuccillo
Thomas J. Fuccillo
Secretary

ALLIANZ FUNDS MULTI-STRATEGY TRUST (“MST”)
ALLIANZ GLOBAL INVESTORS MANAGED ACCOUNTS TRUST (“AGIMAT”)
PREMIER VIT (“VIT”)
NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND (“NFJ”)
NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND (“NCV”)
NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND II (“NCZ”)
NICHOLAS-APPLEGATE EQUITY & CONVERTIBLE INCOME FUND (“NIE”)
NICHOLAS-APPLEGATE GLOBAL EQUITY & CONVERTIBLE INCOME FUND (“NGZ”)
NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND (“NAI”)
PCM FUND, INC. (“PCM”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND (“PCQ”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND II (“PCK”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND III (“PZC”)
PIMCO CORPORATE INCOME FUND (“PCN”)
PIMCO CORPORATE OPPORTUNITY FUND (“PTY”)
PIMCO FLOATING RATE INCOME FUND (“PFL”)
PIMCO FLOATING RATE STRATEGY FUND (“PFN”)
PIMCO GLOBAL STOCKSPLUS & INCOME FUND (“PGP”)
PIMCO HIGH INCOME FUND (“PHK”)
PIMCO INCOME OPPORTUNITY FUND (“PKO”)
PIMCO MUNICIPAL ADVANTAGE FUND INC. (“MAF”)
PIMCO MUNICIPAL INCOME FUND (“PMF”)
PIMCO MUNICIPAL INCOME FUND II (“PML”)
PIMCO MUNICIPAL INCOME FUND III (“PMX”)
PIMCO NEW YORK MUNICIPAL INCOME FUND (“PNF”)
PIMCO NEW YORK MUNICIPAL INCOME FUND II (“PNI”)
PIMCO NEW YORK MUNICIPAL INCOME FUND III (“PYN”)
PIMCO STRATEGIC GLOBAL GOVERNMENT FUND INC. (“RCS”)
(each, a “Fund” and collectively, the “Funds”)
Minutes of the Joint Meeting of the Boards of Trustees held on June 16-17, 2009
Approval of Fidelity Bond Coverage and Agreement Among Joint Insureds

VOTED:	That, after considering all relevant factors, the action of the Funds in joining Allianz Funds in a Joint Investment Company Blanket Bond to be issued by a consortium of insurers covering larceny and embezzlement and certain other acts, with a limit of liability of $52.5 million, or such amount as is necessary to cover the addition of the Funds to the Investment Company Blanket Bond, for an aggregate one-year premium of an amount to be determined by AGIFM once an aggregate premium figure is provided by the insurance companies, plus any additional amount as may be necessary to cover the addition of the Funds to the Investment Company Blanket Bond, be and it is hereby approved, each Funds’ share of the premium to be no greater than a pro rata amount based on the gross assets of the named insured and to be paid from the Administrative Fee paid to Allianz Global Investors Fund Management LLC.

VOTED:	That the officers of the Funds, are each hereby authorized to approve insurers included in the consortium of insurers referenced in the foregoing resolution, with their approval deemed to constitute approval by the Trustees/Directors, subject to ratification by the Trustees/Directors at a subsequent meeting when the list of insurers from whom coverage has been obtained is finalized.

VOTED:	That pursuant to Rule 17g-1 under the Investment Company Act of 1940, as amended, the officers of the Funds are each hereby designated as an agent for the Funds to make the filings and give the notices required by subparagraph (g) of said Rule.

VOTED:	That the officers of the Funds, or any of them, are authorized to make any and all payments and to do any and all other acts in the name of the Funds and on their behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions; and further

VOTED:	That each Fund be and it hereby is authorized to enter into an agreement with the other parties to the Investment Company Blanket Bond, stating that in the event recovery is received under the bond as a result of the loss of any Fund and of one or more of the other named insured parties, the other Funds shall receive an equitable and proportionate share of recovery, such share being at least equal to the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required under Rule 17g-1 under the Investment Company Act of 1940, as amended, and the President, the Treasurer and the Secretary of the Funds be and they hereby are, and each of them acting individually hereby is, authorized to execute and deliver such agreement, the taking of any or all such actions to be conclusive evidence of its authorization hereby.

VOTED:	That the form and amount of the Investment Company Blanket Bond, after consideration of all relevant factors including each Fund’s aggregate assets to which persons covered by the bond have access, the type and terms of arrangements made for custody and safekeeping of assets, and the nature of the securities held, be and they hereby are approved.

VOTED:	That each Fund’s participation in the Joint Fidelity Bond described above is in the best interest of each Fund.

ALLIANZ FUNDS MULTI-STRATEGY TRUST (“MST”)
ALLIANZ GLOBAL INVESTORS MANAGED ACCOUNTS TRUST (“AGIMAT”)
PREMIER VIT (“VIT”)
NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND (“NFJ”)
NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND (“NCV”)
NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND II (“NCZ”)
NICHOLAS-APPLEGATE EQUITY & CONVERTIBLE INCOME FUND (“NIE”)
NICHOLAS-APPLEGATE GLOBAL EQUITY & CONVERTIBLE INCOME FUND (“NGZ”)
NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND (“NAI”)
PCM FUND, INC. (“PCM”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND (“PCQ”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND II (“PCK”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND III (“PZC”)
PIMCO CORPORATE INCOME FUND (“PCN”)
PIMCO CORPORATE OPPORTUNITY FUND (“PTY”)
PIMCO FLOATING RATE INCOME FUND (“PFL”)
PIMCO FLOATING RATE STRATEGY FUND (“PFN”)
PIMCO GLOBAL STOCKSPLUS & INCOME FUND (“PGP”)
PIMCO HIGH INCOME FUND (“PHK”)
PIMCO INCOME OPPORTUNITY FUND (“PKO”)
PIMCO MUNICIPAL ADVANTAGE FUND INC. (“MAF”)
PIMCO MUNICIPAL INCOME FUND (“PMF”)
PIMCO MUNICIPAL INCOME FUND II (“PML”)
PIMCO MUNICIPAL INCOME FUND III (“PMX”)
PIMCO NEW YORK MUNICIPAL INCOME FUND (“PNF”)
PIMCO NEW YORK MUNICIPAL INCOME FUND II (“PNI”)
PIMCO NEW YORK MUNICIPAL INCOME FUND III (“PYN”)
PIMCO STRATEGIC GLOBAL GOVERNMENT FUND INC. (“RCS”)
(each, a “Fund” and collectively, the “Funds”)
Minutes of the Joint Meeting of the Boards of Trustees held on September 9-10, 2009
Approval and Ratification Increase to Fidelity Bond Coverage and Agreement Among Joint Insureds

VOTED (I):	That, the Trustees/Directors having considered all relevant factors, the action of the Funds in joining Allianz Funds in a Joint Investment Company Blanket Bond (the “Joint Fidelity Bond”) for the term July 1, 2009 to July 1, 2010 issued by a consortium of insurers covering larceny and embezzlement and certain other acts, with a limit of liability of $57.5 million, for an aggregate one-year premium of $81,021, be and it is hereby ratified and approved, each Funds’ share of the premium to be no greater than a pro rata amount based on the gross assets of the named insured and to be paid from the Administrative Fee paid to AGIFM.

VOTED (I):	That the form, terms and provisions of the agreement with the other parties to the Joint Fidelity Bond, stating that in the event recovery is received under the bond as a result of the loss of any Fund and of one or more of the other named insured parties, the other Funds shall receive an equitable and proportionate share of recovery, such share being at least equal to the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required under Rule 17g-1 under the 1940 Act (the “Agreement Among Joint Insureds”), as presented to this meeting, be, and they hereby are, ratified and approved, and that the action of the Funds in entering into the Agreement Among Joint Insureds be, and it hereby is, ratified and approved.

VOTED (I):	That the appropriate officers of the Funds be, and they hereby are, authorized to file a copy of the Joint Fidelity Bond with the Securities and Exchange Commission within 10 days after receipt of the executed endorsement to the Joint Fidelity Bond, together with (1) a copy of the resolution of the Board approving the amount, type, form, and coverage of the Joint Fidelity Bond, (2) a statement showing the amount of a single insured bond which each fund would have provided and maintained had it not been named as an insured under the Joint Fidelity Bond, (3) a statement as to the period for which premiums have been paid, and (4) a copy of the Fidelity Bond Agreement.